Exhibit 99.1
ICU Medical, Inc. Announces Third Quarter 2014 Results
SAN CLEMENTE, Calif., Nov. 10, 2014 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI) (“ICU Medical”), a leader in innovative medical devices used in vascular therapy, oncology and critical care applications, today announced financial results for the third quarter and nine months ended September 30, 2014.
Third Quarter 2014 Results
Third quarter 2014 revenue was $77.5 million, compared to $82.8 million in the same period last year. GAAP net income for the third quarter of 2014 was $6.4 million, or $0.42 per diluted share, as compared to GAAP net income of $11.0 million, or $0.72 per diluted share, for the third quarter of 2013. Adjusted diluted earnings per share for the third quarter of 2014 was $0.66 as compared to $0.84 for the third quarter of 2013. Also, adjusted EBITDA was $18.9 million for the third quarter of 2014 as compared to $22.6 million for the third quarter of 2013.
Vivek Jain, ICU Medical's Chief Executive Officer, said, "Third quarter results were slightly above our expectations and showed similar trends to the first half of the year. The increase in our direct oncology sales and our international sales was primarily offset by an expected decline in our OEM business. As we had previously outlined, the year over year change was as expected due to the third quarter of 2013 being the peak of the company’s transition period. We have had two quarters in a row of consistent sales and we expect the fourth quarter of 2014 to look in-line with the third quarter. Based on our results to date and expectations for the remainder of the year, we are adjusting slightly upwards our full year 2014 adjusted EBITDA, adjusted EPS and GAAP EPS guidance ranges."
Revenues by market segment for the three and nine months ended September 30, 2014 and 2013 were as follows:

(dollars in millions)
	Nine months ended September 30,			Three months ended September 30,
Market Segment	2014	2013	Change	2014	2013	Change
Infusion Therapy	$ 159.3	$ 166.4	$ (7.1)	$ 54.9	$ 58.5	$ (3.6)
Critical Care	41.3	41.1	0.2	12.8	14.2	(1.4)
Oncology	27.7	27.4	0.3	9.4	9.9	(0.5)
Other	1.1	0.9	0.2	0.4	0.2	0.2
	$ 229.4	$ 235.8	$ (6.4)	$ 77.5	$ 82.8	$ (5.3)
The Company ended the third quarter with a strong balance sheet. As of September 30, 2014, cash, cash equivalents and investment securities totaled $329.7 million and working capital was $395.3 million. Additionally, the Company generated operating cash flow of $19.1 million for the third quarter of 2014.
Updated Fiscal Year 2014 Guidance
For the year, the Company now expects revenue to be in the range of $304 million to $307 million, compared to the previous range of $285 million to $300 million. GAAP diluted earnings per share increased to a range of $1.62 to $1.70 compared to the previous range of $1.30 to $1.45. Adjusted diluted earnings per share increased to a range of $2.25 to $2.33 compared to the previous range of $1.95 to $2.15, and adjusted EBITDA is increased to a range of $69 million to $71 million compared to the previous range $63 million to $68 million.

Conference Call
The Company will be conducting a conference call concerning these announcements at 4:30 p.m. EDT (1:30 p.m. PDT), today, Monday, November 10, 2014. The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 27351191. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS"). Adjusted EBITDA excludes intangible asset amortization expense, depreciation expense, stock compensation expense, strategic transaction expense, restructuring expense and income tax expense. Adjusted Diluted EPS excludes, net of tax, intangible asset amortization expense, stock compensation expense, strategic transaction expense and restructuring expense.
The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.
Reconciliations of our GAAP to non-GAAP financial are included in the financial tables in this press release.
About ICU Medical, Inc.
ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical devices used in vascular therapy, oncology and critical care applications. ICU Medical’s products improve patient outcomes by helping prevent bloodstream infections and protecting healthcare workers from exposure to infectious diseases or hazardous drugs. The company’s complete product line includes custom IV systems, closed delivery systems for hazardous drugs, needlefree IV connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding guidance for the fourth quarter and fiscal year 2014. These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2013. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	September 30, 2014	December 31, 2013
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$252,241	$226,022
Investment securities	77,503	70,869
Cash, cash equivalents and investment securities	329,744	296,891
Accounts receivable, net of allowance for doubtful accounts of $1,141 at September 30, 2014 and $1,208 at December 31, 2013	35,354	45,318
Inventories	38,248	34,451
Prepaid income taxes	9,381	5,966
Prepaid expenses and other current assets	5,372	7,319
Deferred income taxes	6,404	4,351
Total current assets	424,503	394,296

PROPERTY AND EQUIPMENT, net	88,532	87,861
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	7,394	8,490
DEFERRED INCOME TAXES	5,809	7,518
	$527,716	$499,643
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,932	$11,335
Accrued liabilities	17,318	15,551
Total current liabilities	29,250	26,886

DEFERRED INCOME TAXES	4,325	3,630
INCOME TAX LIABILITY	2,713	4,402
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized-500 shares; Issued and outstanding- none	—	—
Common stock, $0.10 par value - Authorized, 80,000 shares; Issued, 15,360 shares at September 30, 2014 and 15,103 shares at December 31, 2013; Outstanding, 15,360 shares September 30, 2014 and 15,102 shares at December 31, 2013	1,536	1,510
Additional paid-in capital	93,900	78,495
Treasury stock, at cost - 0 shares at September 30, 2014 and 1 shares at December 31, 2013	(1)	(49)
Retained earnings	401,539	382,576
Accumulated other comprehensive income	(5,546)	2,193
Total stockholders’ equity	491,428	464,725
	$527,716	$499,643
______________________________________________________
(1) December 31, 2013 balances were derived from audited consolidated financial statements.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
REVENUES:
Net sales	$77,329	$82,709	$228,997	$235,419
Other	128	106	367	356
TOTAL REVENUE	77,457	82,815	229,364	235,775
COST OF GOODS SOLD	39,310	41,860	117,648	119,988
Gross profit	38,147	40,955	111,716	115,787
OPERATING EXPENSES:				—
Selling, general and administrative	21,843	22,399	68,640	68,447
Research and development	5,055	3,140	13,252	8,949
Restructuring charges	2,840	—	2,840	—
Total operating expenses	29,738	25,539	84,732	77,396
Income from operations	8,409	15,416	26,984	38,391
OTHER INCOME	155	190	572	570
Income before income taxes	8,564	15,606	27,556	38,961
PROVISION FOR INCOME TAXES	(2,136)	(4,572)	(8,593)	(11,875)
NET INCOME	$6,428	$11,034	$18,963	$27,086
NET INCOME PER SHARE
Basic	$0.42	$0.75	$1.25	$1.85
Diluted	$0.42	$0.72	$1.22	$1.79
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	15,319	14,684	15,220	14,603
Diluted	15,488	15,324	15,497	15,139

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(unaudited)

	Nine months ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,963	$27,086
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,642	14,451
Provision for doubtful accounts	3	40
Provision for warranty and returns	(488)	124
Stock compensation	6,990	4,133
Loss (gain) on disposal of property and equipment	8	(20)
Bond premium amortization	1,599	2,045
Cash provided (used) by changes in operating assets and liabilities
Accounts receivable	9,433	(2,538)
Inventories	(4,655)	2,471
Prepaid expenses and other assets	2,146	1,572
Accounts payable	681	(790)
Accrued liabilities	2,123	(1,236)
Income taxes, including excess tax benefits and deferred income taxes	(3,098)	(5,094)
Net cash provided by operating activities	48,347	42,244
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(14,924)	(15,223)
Proceeds from sale of asset	5	21
Intangible asset additions	(709)	(839)
Purchases of investment securities	(78,993)	(71,919)
Proceeds from sale of investment securities	69,470	76,681
Net cash used by investing activities	(25,151)	(11,279)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	9,105	5,016
Proceeds from employee stock purchase plan	2,485	2,457
Tax benefits from exercise of stock options	2,734	4,567
Purchase of treasury stock	(5,836)	(3,033)
Net cash provided by financing activities	8,488	9,007
Effect of exchange rate changes on cash	(5,465)	1,158
NET INCREASE IN CASH AND CASH EQUIVALENTS	26,219	41,130
CASH AND CASH EQUIVALENTS, beginning of period	226,022	146,900
CASH AND CASH EQUIVALENTS, end of period	$252,241	$188,030

NON-CASH INVESTING ACTIVITIES
Accrued liabilities for property and equipment	$100	$273

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in thousands, except per share data)
(unaudited)
	Adjusted EBITDA		Adjusted EBITDA
	Q3		YTD September 30,
	2014	2013	2014	2013
GAAP net income	$6,428	$11,034	$18,963	$27,086

Non-GAAP adjustments:
Stock compensation expense (a)	2,531	1,311	6,990	4,133
Depreciation and amortization expense (b)	4,976	4,862	14,642	14,451
Restructuring and strategic transaction expense (c)	2,840	781	2,840	1,341
Provision for income taxes (d)	2,136	4,572	8,593	11,875
Total non-GAAP adjustments	12,483	11,526	33,065	31,800

Adjusted EBITDA	$18,911	$22,560	$52,028	$58,886

	Adjusted diluted earnings per share		Adjusted diluted earnings per share
	Q3		YTD September 30,
	2014	2013	2014	2013
GAAP diluted earnings per share	$0.42	$0.72	$1.22	$1.79

Non-GAAP adjustments:
Stock compensation expense (a)	$0.16	$0.09	$0.45	$0.27
Amortization expense (e)	$0.04	$0.04	$0.12	$0.13
Restructuring and strategic transaction expense (c)	$0.18	$0.05	$0.18	$0.09
Estimated income tax impact from adjustments (f)	$(0.14)	$(0.06)	$(0.26)	$(0.17)
Adjusted diluted earnings per share	$0.66	$0.84	$1.71	$2.11

(a) Stock-based compensation expense in accordance with ASC 718.
(b) Depreciation of fixed assets and amortization of intangible assets.
(c) Restructuring and strategic transaction expense
(d) Income tax expense recognized during the period.
(e) Amortization expense
(f) Estimated income tax effect on adjustments for stock compensation expense, amortization expense and restructuring and strategic transaction expense.

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2014 Outlook
(Amounts in thousands, except per share data)
(unaudited)

GAAP net income	$25,094	$26,363

Non-GAAP adjustments:
Stock compensation expense (a)	9,584	9,584
Depreciation and amortization expense (b)	19,640	19,640
Restructuring and strategic transaction expense (c)	2,840	2,840
Provision for income taxes (d)	11,894	12,577
Total non-GAAP adjustments	43,958	44,641

Adjusted EBITDA	$69,052	$71,004

GAAP diluted earnings per share	$1.62	$1.70

Non-GAAP adjustments:
Stock compensation expense (a)	$0.62	$0.62
Amortization expense (e)	$0.16	$0.16
Restructuring and strategic transaction expense (c)	$0.18	$0.18
Estimated income tax impact from adjustments (f)	$(0.33)	$(0.33)

Adjusted diluted earnings per share	$2.25	$2.33

(a) Stock-based compensation expense in accordance with ASC 718.
(b) Depreciation of fixed assets and amortization of intangible assets.
(c) Restructuring and strategic transaction expense.
(d) Income tax expense recognized during the period.
(e) Amortization expense
(f) Estimated income tax effect on adjustments for stock compensation expense, amortization expense and restructuring and strategic transaction expense.